EXHIBIT 99.2

OPTIMAL GROUP INC.

MANAGEMENT PROXY CIRCULAR

In this circular, references to “$” are to United States dollars, and references to “Cdn.$” are to Canadian dollars. The information herein contained is given as of March 31, 2005, except as otherwise indicated.

SOLICITATION AND VOTING OF PROXIES

The accompanying proxy is solicited by management of Optimal Group Inc. (the “Corporation”) for use at the annual and special meeting of shareholders of the Corporation (the “Meeting”) to be held at 10:00 a.m. (Eastern Time) on May 18, 2005 at the Marriott Château Champlain, 1050 de la Gauchetière Street West, Montréal, Québec, H3B 4C9, Canada. The solicitation of proxies will be made primarily by mail but proxies may also be solicited personally or by telephone, electronic mail or fax by the Corporation’s directors, officers and employees without special compensation. Record holders such as brokerage houses, nominees, fiduciaries or other custodians will be requested to forward soliciting materials to shareholders who do not hold their shares in their own name (“Beneficial Shareholders”) and to request authority for the exercise of proxies, and, upon request of such Beneficial Shareholders, they will be reimbursed for their reasonable expenses incurred in sending proxy materials to Beneficial Shareholders.

The board of directors has fixed April 15, 2005 as the record date for determining those shareholders who shall be entitled to receive notice of and to vote at the Meeting. As of the date hereof, to the knowledge of management of the Corporation, there are 22,645,273 Class “A” shares of the Corporation outstanding.

To be effective, proxies must be received by Computershare Investor Services Inc. not later than 5:00 p.m. (Eastern time) on May 16, 2005, or, if the Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Meeting, or any further adjournment or postponement thereof.

PURPOSE OF THE MEETING

The purpose of the Meeting is to:

1.     elect five (5) directors;

2.     re-appoint KPMG LLP, chartered accountants, as the independent auditors of the Corporation and to authorize the audit committee of the board of directors to fix their remuneration;

3.     consider and, if deemed advisable, to pass a resolution (the “FireOne RSU Plan Resolution”) approving the adoption by an indirect subsidiary of the Corporation incorporated under the laws of Ireland and to be named FireOne Group plc (“FireOne”), of a restricted share unit plan;

4.     consider and, if deemed advisable, to pass a resolution (the “FireOne Option Plan Resolution”) approving the adoption by FireOne of a stock option plan; and

5.     transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set forth in this section is important to Beneficial Shareholders. Beneficial Shareholders should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as registered shareholders can be recognized and acted upon at the Meeting. If Class “A” shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in the shareholder’s name on the records of the Corporation. Such shares will more likely be registered under the name of the shareholder’s broker or a nominee of that broker. In Canada, the vast majority of these shares are registered under the name of CDS & Co. (the registration name for the Canadian Depository for Securities), which acts as nominee for many Canadian brokerage firms. In the United States, shares are often registered under the name of CEDE & Co. (the registration name for The Depository Trust Company), which acts as nominee for many U.S. brokerage firms. Class “A” shares held by brokers or their nominees can only be voted upon the instructions of the Beneficial Shareholder.

Applicable regulatory policy requires brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their Class “A” shares are voted at the Meeting. Often the form of proxy supplied to a Beneficial Shareholder by his/her broker is identical to the form of proxy provided by the Corporation to the registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP. ADP typically prepares a machine-readable proxy form, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Class “A” shares at the Meeting.

A Beneficial Shareholder receiving a proxy form from ADP cannot use that proxy to vote Class “A” shares directly at the Meeting. The proxy must be returned to ADP well in advance of the Meeting in order to have the Class “A” shares represented by such proxy voted.

APPOINTMENT OF PROXY AND DISCRETIONARY AUTHORITY

Shareholders have the right to appoint a person who need not be a shareholder, other than persons designated in the form of proxy accompanying this circular, as nominee to attend and act for and on behalf of such shareholder at the Meeting and may exercise such right by inserting the name of such person in the blank space provided on the form of proxy.

The form of proxy accompanying this circular confers discretionary authority upon the proxy nominees with respect to amendments or variations to the matters identified in the accompanying notice of the Meeting and other matters that may properly come before the Meeting.

The persons named in the enclosed form of proxy will vote the Class “A” shares in respect of which they are appointed in accordance with the directions of the shareholders appointing them. IN THE ABSENCE OF SUCH DIRECTIONS, SUCH CLASS “A” SHARES WILL BE VOTED “FOR”: 1. THE ELECTION OF MESSRS. JAMES S. GERTLER, SYDNEY SWEIBEL, HOLDEN L. OSTRIN, STEPHEN J. SHAPER AND TOMMY BOMAN AS DIRECTORS OF THE CORPORATION; 2. THE RE-APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE CORPORATION, AND THE AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO FIX THEIR REMUNERATION; 3. THE ADOPTION OF THE FIREONE RSU PLAN RESOLUTION; AND 4. THE ADOPTION OF THE FIREONE OPTION PLAN RESOLUTION.

Management of the Corporation knows of no matters to come before the Meeting other than the matters referred to in the accompanying notice of the Meeting. However, if any other matters which are not now known to management should properly come before the Meeting, the Class “A” shares represented by proxies granted to the proxy nominees will be voted on such matters in accordance with the best judgment of the proxy nominee.

REVOCATION OF PROXIES

Proxies given by shareholders for use at the Meeting may be revoked at any time prior to their use. A shareholder giving a proxy may revoke the proxy (i) by instrument in writing executed by the shareholder or by his or her attorney authorized in writing, or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized indicating the capacity under which such officer or attorney is signing, and delivering it either at the registered office of the Corporation (as set forth in this circular) or with Computershare Investor Services Inc. at any time up to and including 5:00 p.m. (Eastern time) on the last business day preceding the day of the Meeting, or any adjournment or postponement thereof, or with the chairman of the Meeting on the day of the Meeting or adjournment or postponement thereof, or (ii) in any other manner permitted by law.

QUORUM AND VOTING RIGHTS

Two persons present in person, being shareholders or proxy holders, representing 10% of the outstanding Class “A” shares constitutes a quorum for the transaction of business at the Meeting. If a quorum is not present, the Meeting may be postponed or adjourned to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

Each Class “A” share entitles its owner to one vote on all matters presented at the Meeting. Approval of all matters to be transacted at the Meeting requires the affirmative vote of a majority of the total votes cast by the shareholders present (in person or by proxy) and entitled to vote at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As at the date hereof, to the knowledge of the directors and officers of the Corporation, there are no persons who beneficially own, directly or indirectly, or exercise control or direction over, voting securities carrying more than 10% of the voting rights attached to all classes of voting securities of the Corporation.

ELECTION OF DIRECTORS

The board of directors has set the number of directors at nine, divided into three classes of three directors each.

Messrs. Holden L. Ostrin, James S. Gertler and Sydney Sweibel, as members of a single class of directors, have been elected to hold office until the close of the Meeting; Messrs. Neil S. Wechsler and Thomas D. Murphy, as members of a single class of directors, have been elected to hold office until the close of the 2006 annual meeting of shareholders; and Messrs. Henry M. Karp and Jonathan J. Ginns, as members of a single class of directors, have been elected to hold office until the close of the 2007 annual meeting of shareholders. Mr. Stephen J. Shaper was appointed director of the Corporation on April 30, 2004 to hold office until the close of the Meeting following the resignation of Leon P. Garfinkle as director of the Corporation on that date. Mr. Tommy Boman was appointed director of the Corporation on April 30, 2004 to hold office until the close of the Meeting following the increase of the number of directors of the Corporation from eight to nine on that date.

At the Meeting, one director shall be elected to hold office until the close of the 2006 annual meeting of shareholders; one director shall be elected to hold office until the close of the 2007 annual meeting of shareholders; and three directors shall be elected to hold office until the close of the 2008 annual meeting of shareholders.

Management has nominated James S. Gertler, as member with Neil S. Wechsler and Thomas D. Murphy of a single class of directors, to hold office until the close of the 2006 annual meeting of shareholders; Sydney Sweibel, as member with Henry M. Karp and Jonathan J. Ginns of a single class of directors, to hold office until the close of the 2007 annual meeting of shareholders; and Holden L. Ostrin, Stephen J. Shaper and Tommy Boman, as members of a single class of directors, to hold office until the close of the 2008 annual meeting of shareholders. Each of the five nominees has established his eligibility and willingness to serve as a director.

The names of all nominees for election as directors and directors who remain on the board of directors, their principal occupation, the number of Class “A” shares beneficially owned by them, directly or indirectly, or over which any of them exercises control or direction and the dates upon which they became directors, are as follows:

Information on Directors and Proposed Nominees

Name of Director	Principal Occupation	# of Class "A" Shares	Director Since

Neil S. Wechsler
Quebec, Canada

Holden L. Ostrin
Quebec, Canada

Henry M. Karp
Quebec, Canada

James S. Gertler
New York, United States

Thomas D. Murphy
Colorado, United States

Jonathan J. Ginns
District of Columbia, United
States

Sydney Sweibel
Quebec, Canada

Tommy Boman(1)
South Carolina, United States

Stephen J. Shaper(2)
Texas, United States

Co-Chairman and Chief Executive
Officer
Optimal Group Inc.

Co-Chairman
Optimal Group Inc.

President and Chief Operating Officer
Optimal Group Inc.

Managing member of Independent Outdoor
Advertising, LLC

President, Peak Tech Consulting

Managing Partner, ACON Investments

Partner, Sweibel Novek
Barristers & Solicitors

Former Vice-Chairman of
IMS International and
President and Chief Executive
Officer of IMS America

Partner, Convergent Investors

		145,607 142,857 142,857 300 2,000 Nil 453 3,172 5,665	1995 1996 1996 1997 2000 2001 2001 2004 2004

(1)	Mr. Boman has been a director of the Corporation since April 2004. Mr. Boman served as a director of Terra Payments Inc. from March 2003 until April 2004. Prior to 1998, Mr. Boman was Vice-Chairman of IMS International and President and Chief Executive Officer of IMS America, a market research company for the pharmaceutical and healthcare industries. Mr. Boman earned a Bachelor of Electrical Engineering degree from Stockholm Engineering School in 1960.
(2)	Mr. Shaper has been a director of the Corporation since April 2004. Mr. Shaper served as a director of Terra Payments Inc. from October 2000 until April 2004. Mr. Shaper is a partner with Convergent Investors, a private equity venture capital firm based in Houston, Texas. Mr. Shaper earned a Mechanical Engineering degree from Rice University in 1958 and a Masters in Business Administration from Harvard University in 1960.

The Audit Committee is composed of three non-management directors, namely Messrs. James S. Gertler, Chairman, Jonathan J. Ginns and Sydney Sweibel.

The Compensation Committee is composed of three non-management directors, namely Messrs. Thomas D. Murphy, Chairman, James S. Gertler and Tommy Boman.

PROXIES RECEIVED PURSUANT TO THIS SOLICITATION WILL BE VOTED “FOR” THE ELECTION OF THE ABOVE NAMED NOMINEES AS DIRECTORS OF THE CORPORATION, UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER CLASS “A” SHARES ARE TO BE WITHHELD FROM VOTING FOR THE ELECTION OF DIRECTORS. IF FOR ANY REASON ANY OF SUCH NOMINEES SHOULD BE UNABLE TO SERVE AS A DIRECTOR, SUCH PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE IN HIS PLACE. As at the date hereof, management does not contemplate that any of the nominees will be unable to serve as a director.

APPOINTMENT OF AUDITORS

At the Meeting, it is proposed that shareholders re-appoint KPMG LLP, chartered accountants, as independent auditors of the Corporation until the next annual meeting of shareholders, at such remuneration as may be fixed by the audit committee of the board of directors of the Corporation.

KPMG LLP has served as auditors to the Corporation since June 21, 2001. Prior to that date, PricewaterhouseCoopers LLP served as auditors to the Corporation.

PROXIES RECEIVED PURSUANT TO THIS SOLICITATION WILL BE VOTED “FOR” THE RE-APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE CORPORATION, UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER CLASS “A” SHARES ARE TO BE WITHHELD FROM VOTING FOR THE APPOINTMENT OF AUDITORS.

FIREONE RSU PLAN RESOLUTION

The Corporation is submitting the adoption by FireOne of a restricted share unit plan (the “FireOne RSU Plan”) for approval by the Corporation’s shareholders.

The Corporation intends to sell a minority interest in FireOne, a new subsidiary based in Dublin and incorporated in the Republic of Ireland, through a public offering on the Alternative Investment Market of the London Stock Exchange (the “AIM”). Following the completion of the offering, the Corporation will remain the majority shareholder of FireOne. FireOne will carry on the Corporation’s activities that relate to the processing of on-line gaming transactions through the use of credit and debit cards, electronic debit and through FirePay, the Corporation’s stored-value, electronic wallet. FireOne will continue to offer FirePay for non-gaming purchases as well.

It is anticipated that the FireOne RSU Plan will be approved by the board of directors of FireOne prior to the Meeting and it is proposed that 4,887,500 RSUs (as defined below), representing approximately 4.9% of the number of Ordinary Shares of FireOne to be outstanding at the time of the award, will have been awarded prior to the Meeting, which RSUs shall be awarded subject to the approval by the Corporation’s shareholders of the FireOne RSU Plan.

The FireOne RSU Plan has been established as a discretionary incentive compensation plan to provide officers, directors and employees of FireOne, the Corporation and any affiliate thereof who provide services to FireOne with the opportunity to acquire ordinary shares of FireOne (“Ordinary Shares”) through an award of restricted share units (“Restricted Share Units” or “RSUs”). Each RSU represents a right to receive one Ordinary Share of FireOne to be issued by FireOne on the earlier of (i) the maturity day of the RSU, and (ii) the exercise of a vested RSU.

The aggregate number of Ordinary Shares that may be issued pursuant to (i) the FireOne RSU Plan, and (ii) the exercise of options pursuant to the FireOne Option Plan (as defined below) will not exceed 10% of the number of Ordinary Shares issued and outstanding of FireOne at any time, and in respect of any one participant shall not exceed two and one-half percent (2.5%) of the number of Ordinary Shares issued and outstanding of FireOne at any time.

In administering the RSU Plan, the board of directors of FireOne or its remuneration committee, as applicable, may determine the terms and conditions relating to each award in accordance with the terms of the FireOne RSU Plan, including the maturity date of the RSUs, which shall not be later than the seventh anniversary of the date the award is made and the vesting schedule for the RSUs. Subject to the payment of any applicable tax withholdings and the exercise price (€0.01, being the par value of an Ordinary Share), payment for a participant’s RSUs shall only be made in Ordinary Shares to be issued by FireOne. A participant’s account will be credited with the equivalent amount of any dividend paid on an Ordinary Share in the form of additional RSUs as of each dividend payment date in respect of which cash dividends are paid on Ordinary Shares. The RSUs are non-transferable and non-assignable except to certain permitted assigns.

The FireOne RSU Plan contains provisions for adjustment in the number of Ordinary Shares issuable thereunder in the event of any change in the Ordinary Shares through the declaration of stock dividends out of FireOne’s course of business or consolidations, subdivisions or reclassifications of such shares or otherwise. Upon a change of control resulting from certain events, all of a participant’s unvested RSUs shall immediately vest.

All of the officers, employees and management directors of FireOne were, immediately prior to the establishment of FireOne, officers or employees of the Corporation or one of its subsidiaries, and the services of certain continuing employees and officers of Optimal Payments Inc., a wholly owned subsidiary of the Corporation, will be provided to FireOne through a services agreement. Accordingly, at least initially following completion of the offering, with the exception of the non-management directors of FireOne, all persons eligible to receive an award of RSUs under the FireOne RSU Plan will be persons who were employees or officers of the Corporation or one of its subsidiaries prior to the establishment of FireOne. For this reason, the Compensation Committee of the board of directors of the Corporation has recommended that the adoption by FireOne of the FireOne RSU Plan should be submitted for approval by the Corporation’s shareholders. The adoption by FireOne of the FireOne RSU Plan and the conditional award of 4,887,500 RSUs thereunder will not become effective unless the Corporation’s shareholders approve the FireOne RSU Plan.

PROXIES RECEIVED PURSUANT TO THIS SOLICITATION WILL BE VOTED “FOR” THE APPROVAL OF THE FIREONE RSU PLAN, UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER CLASS “A” SHARES ARE TO BE VOTED AGAINST SUCH APPROVAL.

FIREONE OPTION PLAN RESOLUTION

The Corporation is submitting the adoption by FireOne of a stock option plan (the “FireOne Option Plan”) for approval by the Corporation’s shareholders.

It is anticipated that the board of directors of FireOne prior to the Meeting will approve the FireOne Option Plan but that no options thereunder will have been granted prior to the Meeting.

The purpose of the FireOne Option Plan is to assist FireOne in attracting, retaining and motivating key employees, officers and directors of FireOne or of an affiliated entity (including the Corporation and its subsidiaries) by granting to them, and to others providing services to FireOne, options to purchase Ordinary Shares”.

The aggregate number of Ordinary Shares that may be issued pursuant to (i) the exercise of options pursuant to the FireOne Option Plan, and (ii) the RSU Plan, will not exceed 10% of the number of Ordinary Shares issued and outstanding of FireOne at any time, and in respect of any one participant shall not exceed two and one-half percent (2.5%) of the number of Ordinary Shares issued and outstanding of FireOne at any time.

In administering the FireOne Option Plan, the board of directors of FireOne may determine the terms relating to each option in accordance with the terms of the FireOne Option Plan, including the number of Ordinary Shares subject to each option, purchase price and expiration date of each option, and the extent to which each option is exercisable during the term of the option. Any grant of an option made to a participant who is not an officer, director or employee of FireOne or any of its subsidiaries shall be made only with the consent of the Corporation (provided that on such date the Corporation exercises control or direction over securities representing 50% or more of the voting securities of FireOne). The purchase price of Ordinary Shares purchasable under any option will be no less than the average fair market value (determined as set out in the FireOne Option Plan) per Ordinary Share for the five (5) trading days preceding the date of grant. In no event will the exercise period of an option exceed seven years from its date of grant. The options are non-transferable and non-assignable except to certain permitted assigns.

The Option Plan contains provisions for adjustment in the number of Ordinary Shares issuable thereunder in the event of a subdivision or consolidation of Ordinary Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of FireOne, and in the event of an amalgamation, combination, merger or other reorganization involving FireOne by exchange of Ordinary Shares, by sale or lease of assets or otherwise. In the event of a change of control resulting from certain events, the board of directors of FireOne may accelerate the vesting of any or all outstanding options to provide that such outstanding options shall be fully vested and conditionally exercisable upon (or prior to) the completion of the transaction resulting in the change in control.

All of the officers, employees and management directors of FireOne were, immediately prior to the establishment of FireOne, officers or employees of the Corporation or one of its subsidiaries, and the services of certain continuing employees and officers of Optimal Payments Inc., a wholly owned subsidiary of the Corporation, will be provided to FireOne through a services agreement. Accordingly, at least initially following completion of the offering, with the exception of the non-management directors of FireOne, all persons eligible to receive an award of options under the FireOne Option Plan will be persons who were employees or officers of the Corporation or one of its subsidiaries prior to the establishment of FireOne. For this reason, the Compensation Committee of the board of directors of the Corporation has recommended that the adoption by FireOne of the FireOne Option Plan should be submitted for approval by the Corporation’s shareholders. The adoption by FireOne of the FireOne Option Plan will not become effective unless the Corporation’s shareholders approve the FireOne Option Plan.

PROXIES RECEIVED PURSUANT TO THIS SOLICITATION WILL BE VOTED “FOR” THE APPROVAL OF THE FIREONE OPTION PLAN, UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER CLASS “A” SHARES ARE TO BE VOTED AGAINST SUCH APPROVAL.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid to the Co-Chairman and Chief Executive Officer and the four other most highly compensated executive officers of the Corporation (collectively, the “Named Executive Officers”) for each of the three most recently completed fiscal years.

The Named Executive Officers are paid in Canadian dollars. On October 3, 2003, each of the officers of the Corporation voluntarily agreed to a 10% reduction in his salary, which with respect to the Named Executive Officers applied only to the portion of their salaries paid in bi-weekly installments (see note (2) to the Summary Compensation Table below). On January 23, 2004, each of Messrs. N. Wechsler, Ostrin and Karp voluntarily agreed to reduce his salary, by an aggregate of approximately 35%, through a further reduction in the portion of his 2004 salary payable in bi-weekly installments and the complete waiver of his entitlement to receive the portion of his 2004 salary that would otherwise be payable to him in a single installment in 2005 (see note (2) to the Summary Compensation Table below). On January 1, 2005, each of Messrs. N. Wechsler, Ostrin and Karp agreed to continue the voluntary reduction in the portion of his salary payable in bi-weekly installments, for 2005.

		Annual Compensation ($)			Long Term Compensation

Name and Position	Year	Salary(1) (2)	Bonus	Other	Common Shares Underlying Options

Neil S. Wechsler	2004	761,088	120,000	—(3)	870,000(4)
Co-Chairman and	2003	1,047,230	Nil	—(3)	Nil
Chief Executive Officer	2002	793,577	Nil	—(3)	325,000

Holden L. Ostrin	2004	761,088	120,000	—(3)	870,000(4)
Co-Chairman	2003	1,047,230	Nil	—(3)	Nil
	2002	793,577	Nil	—(3)	325,000

Henry M. Karp	2004	761,088	60,000	—(3)	870,000(4)
President and	2003	1,047,230	Nil	—(3)	Nil
Chief Operating Officer	2002	793,577	Nil	—(3)	325,000

Mitchell A. Garber	2004	454,965(5)	153,965(5)	—(3)	454,417(4) (5)
Executive Vice President	2003	—(5)	—(5)	—(5)	—(5)
	2002	—(5)	—(5)	—(5)	—(5)

Gary S. Wechsler	2004	506,639	95,000	—(3)	420,000(4)
Treasurer and	2003	510,524	Nil	—(3)	Nil
Chief Financial Officer	2002	352,578	Nil	—(3)	180,000

(1)
We pay salary in Canadian dollars. The respective average exchange rates for 2002, 2003 and 2004 used to convert these salaries into dollars were: US$1.00=Cdn$1.5703 (2002), US$1.00=Cdn$1.4015 (2003) and US$1.00=Cdn$1.2990 (2004).

(2)	Salary includes a portion paid bi-weekly in accordance with our general payroll practice and a portion paid in a single installment.

(3)	The dollar value of all perquisites and other personal benefits did not exceed the lesser of $50,000 and 10% of the Named Executive Officer’s salary for the year.

(4)
The options have a five-year term and vest as to one-third after each of the first, second and third anniversaries, subject to the following additional conditions attached to vesting: the first one-third only vests if the average closing price for the Class “A” shares over any period of five consecutive trading days (the “Average Price”) exceeds the exercise price by 20%; the second one-third only vests if the Average Price exceeds the exercise price by 35%; and the final one-third only vests if the Average Price exceeds the exercise price by 50%. As at December 31, 2004, these additional performance conditions had been satisfied, and accordingly these options will now vest as to one-third after each of the first, second and third anniversaries.

(5)	Mr. Garber has occupied office since April 6, 2004. The amount of salary for Mr. Garber in fiscal 2004 is in respect of the period April 6, 2004 to December 31, 2004.

Option Grants in 2004

The following table provides information regarding options granted to the Named Executive Officers during 2004. These grants are also reflected in the Summary Compensation Table.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (1)

Name	Common Shares Underlying Options Granted (#)		Percent of Total Options Granted to Employees in 2004	Exercise Price ($)	Expiration Date	5%	10%

Neil S. Wechsler	870,000	(2)	19	7.10	04/29/2009	308,850	617,700
Holden L. Ostrin	870,000	(2)	19	7.10	04/29/2009	308,850	617,700
Henry M. Karp	870,000	(2)	19	7.10	04/29/2009	308,850	617,700
Mitchell A. Garber	454,417	(2)	10	7.10	04/29/2009	161,318	322,636
Gary S. Wechsler	420,000	(2)	9	7.10	04/29/2009	149,100	298,200

(1)
The dollar amounts under these columns represent the potential realizable value of each option granted assuming that the market price of the common shares appreciates in value from the date of grant to the expiration date at the 5% and 10% annual rates prescribed by the Commission and are for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the price of the common shares.

(2)
The options have a five-year term and vest as to one-third after each of the first, second and third anniversaries, subject to the following additional conditions attached to vesting: the first one-third only vests if the average closing price for the Class “A” shares over any period of five consecutive trading days (the “Average Price”) exceeds the exercise price by 20%; the second one-third only vests if the Average Price exceeds the exercise price by 35%; and the final one-third only vests if the Average Price exceeds the exercise price by 50%. As at December 31, 2004, these additional performance conditions had been satisfied, and accordingly these options will now vest after each of the first, second and third anniversaries.

Aggregated Option Exercises in 2004 and Year-end Option Values

The following table provides information regarding option exercises by the Named Executive Officers in 2004 and the amount and value of the Named Executive Officers’ exercisable and unexercisable options as of December 31, 2004.

	Option Exercises		Number of Common Shares Underlying Unexercised Options		Value of Unexercised In-the-Money Options ($)

Name	Common Shares Acquired on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Neil S. Wechsler	Nil	Nil	Nil	870,000	Nil	4,071,600
Holden L. Ostrin	Nil	Nil	Nil	870,000	Nil	4,071,600
Henry M. Karp	Nil	Nil	Nil	870,000	Nil	4,071,600
Mitchell A. Garber	22,660 (1)	129,535 (1)	87,238 (1) (2)	586,099 (3)	511,161 (2) (4)	2,676,624 (4)
Gary S. Wechsler	Nil	Nil	Nil	420,000	Nil	1,965,600

(1)	These options were granted to Mr. Garber by Terra Payments Inc. prior to April 6, 2004. In accordance with the terms of our January 20, 2004 combination agreement with Terra Payments, pursuant to which we acquired Terra Payments on April 6, 2004, we assumed all of the options outstanding under the Terra Payments share option plan, and these options now represent options to purchase common shares.

(2)
Includes 54,006 exercisable options, representing $291,607 of in-the-money value, which Mr. Garber has agreed that so long as he is an employee of Optimal Payments Inc., a wholly owned subsidiary of the issuer, he will exercise only as to one-third after each of the first, second and third anniversaries of April 29, 2004.

(3)	Includes 131,682 options that were granted to Mr. Garber by Terra Payments Inc. prior to April 6, 2004. In accordance with the terms of our January 20, 2004 combination agreement with Terra Payments, pursuant to which we acquired Terra Payments on April 6, 2004, we assumed all of the options outstanding under the Terra Payments share option plan, and these options now represent options to purchase common shares.

(4)
As at December 31, 2004, Mr. Garber held options to acquire 149,931 common shares with an exercise price denominated in Canadian dollars. The exchange rate used to calculate the value in dollars of unexercised in-the-money options was the closing rate on December 31, 2004 of US$1.00 =Cdn$1.202.

EXECUTIVE EMPLOYMENT AGREEMENTS

The Corporation has entered into employment agreements with each of the Named Executive Officers.

Neil S. Wechsler, Holden L.Ostrin, Henry M. Karp and Gary S.Wechsler

The agreements with Messrs. N. Wechsler, Ostrin, Karp and G. Wechsler, the terms of which are identical, were entered into as of March 5, 2004, and replace their respective agreements, which were entered into in 1997 (1999 for G. Wechsler), and subsequently amended before being replaced. The current agreements with these Named Executive Officers were designed to assure the Corporation of the continued employment of each officer in his respective executive positions with the Corporation.

Under the terms of these agreements, (i) each officer receives a minimum annual salary and shall be entitled to participate in any bonus plan for senior executives that might be established by the board of directors, and (ii) the Corporation will pay or reimburse the officer for the premiums for a life and disability term or whole life insurance policy with a minimum coverage of $5,000,000 ($3,000,000 for G. Wechsler), in addition to any other coverage previously paid for or provided for by the Corporation.

If the Corporation terminates the officer’s employment other than for cause or death or disability, or for any reason following the announcement of a change of control, or if the officer terminates his employment for good reason (as defined in the agreements) or for any reason following a change of control, (i) the Corporation will pay to the officer an amount equal to two times the sum of the highest salary and bonus, if any, paid to him during the term of his employment, (ii) all options held by the officer shall become immediately exercisable and the Corporation will compensate him for the determined value of his options if he is required by the terms of the Corporation’s option plan to exercise his options before their expiry date due to the termination of his employment, (iii) the term insurance, for which the Corporation has been reimbursing premiums, will be converted to a level deposit premium insurance policy to age 80, for which the Corporation will pay the premiums, and (iv) the Corporation will acquire medical insurance coverage for the officer and his family for a period of five years, equivalent to the coverage already enjoyed by the officer as a senior officer of the Corporation. The agreements with Messrs. N. Wechsler, Ostrin and Karp also provide for the forgiveness of indebtedness of the officer if he leaves the employment of the Corporation for any reason.

The agreements each contain a covenant on the part of the officer not to compete with the Corporation for a period of 24 months following the date upon which he ceases to be an employee of the Corporation.

Mitchell A. Garber

The agreement with Mr. Garber was entered into as of March 31, 2004.

Under the terms of the agreement, Mr. Garber receives a minimum annual salary and shall be entitled to participate in any bonus plan for senior executives that might be established by the board of directors. If Mr. Garber’s employment is terminated other than for cause or death or disability, or for any reason following the announcement of a change of control, or if he terminates his employment for good reason (as defined in the agreement) or for any reason following a change of control, (i) the Corporation will pay to him an amount equal to two times the sum of the highest salary and bonus, if any, paid to him during the term of his employment, and (ii) all options held by him shall become immediately exercisable and he shall be compensated for the determined value of his options if he is required by the terms of the Corporation’s option plan to exercise his options before their expiry date due to the termination of his employment.

The agreement contains a covenant on the part of Mr. Garber not to compete with the Corporation for a period of 24 months following the date upon which he ceases to be an employee of the Corporation.

COMPENSATION OF DIRECTORS

The compensation package for each of the Corporation’s five non-executive directors consists of an annual retainer of $20,000 and $1,000 for each board of directors meeting attended. In addition, each non-executive director who serves on a committee of the board of directors receives an annual retainer of $5,000 per committee and $1,000 for each committee meeting attended.

OPTIONS TO PURCHASE SECURITIES

On February 7, 1997, the board of directors adopted a share option plan known as the 1997 Stock Option Plan (as amended, the “1997 Plan”).

Pursuant to the provisions of the 1997 Plan, the Corporation may grant options to purchase Class “A” shares to the Corporation’s full-time employees or directors. Options may be granted for a term of up to 10 years and the board of directors will determine the term during which such options may be exercised at the time of each grant of options. The conditions of vesting and exercise of the options and the option price will be established by the board of directors when such options are granted and the option price shall not involve a discount greater than that permitted by law and by the regulations, rules and policies of the securities regulatory authorities to which the Corporation may then be subject.

Options granted under the 1997 Plan cannot be assigned or transferred, except by will or by the laws of descent and distribution of the domicile of the deceased optionee. Upon an optionee’s employment with the Corporation being terminated for cause or upon an optionee being removed from office as a director or becoming disqualified from being a director by law, any option or the unexercised portion thereof shall terminate forthwith. If an optionee’s employment with the Corporation is terminated otherwise than by reason of death or termination for cause, or if any optionee ceases to be a director other than by reason of death, removal or disqualification by law, any option or the unexercised portion thereof may be exercised by the optionee for that number of shares only which he was entitled to acquire under the option at the time of such termination or cessation, provided that such option shall only be exercisable within 90 days after such termination or cessation or prior to the expiration of the term of the option, whichever occurs earlier. If an optionee dies while employed by the Corporation or while serving as a director, any option or the unexercised portion thereof may be exercised by the person to whom the option is transferred by will or the laws of descent and distribution for that number of shares only which the optionee was entitled to acquire under the option at the time of death, provided that such option shall only be exercisable within 180 days following the date of death or prior to the expiration of the term of the option, whichever occurs earlier.

Upon its establishment, 3,000,000 Class “A” shares were authorized for issuance pursuant to options granted under the 1997 Plan. In each of 2000 and 2001, shareholders approved an additional 3,000,000 shares for issuance under the 1997 Plan. As at March 31, 2005, 2,546,996 Class “A” shares had been issued under the 1997 Plan and 4,586,926 options were outstanding under the 1997 Plan, leaving 1,866,078 Class “A” shares available for issuance pursuant to future option grants under the 1997 Plan.

In accordance with the terms of the Corporation’s January 20, 2004 combination agreement with Terra Payments, pursuant to which the Corporation acquired Terra Payments on April 6, 2004, the Corporation assumed all of the options outstanding under the Terra Payments share option plan, which now represent options to purchase Class “A” shares. As at March 31, 2005, 36,974 Class “A” shares had been issued upon the exercise of Terra Payments options and an additional 749,880 Class “A” shares underlie the outstanding balance of the Terra Payments options.

EQUITY COMPENSATION PLANS INFORMATION

The following table sets forth the number of Class “A” shares to be issued upon exercise of outstanding options, rights and warrants issued pursuant to the Corporation’s equity compensation plans, the weighted average exercise price of such options, rights and warrants and the number of Class “A” shares remaining available for future issuance under the Corporation’s equity compensation plans, all as at December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights ($/share) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1) (c)
Equity compensation plans approved by security holders(1) Equity compensation plans not approved by security holders(2) Total	4,586,926 749,880 5,336,806	7.10 7.43, for 217,451 shares(3) Cdn.$14.34, for 534,083 shares(4) 7.60(5)	1,866,078 Nil 1,866,078

(1) (2) (3) (4) (5)	The 1997 Plan (referred to under "Executive Compensation-- Options to Purchase Securities" above), is the
Corporation's only equity compensation plan that has been approved by its shareholders.
Representing options assumed by the Corporation under the Terra Payments Share Option Plan (referred to under "Executive Compensation-- Options to Purchase Securities" above), which is the Corporation's only equity compensation plan that has not been approved by its shareholders.
Being the number of shares that have an exercise price expressed in U.S. dollars.
Being the number of shares that have an exercise price expressed in Canadian dollars.
The exchange rate used to calculate to weighted-average price of outstanding options was the closing rate on
December 31, 2004 of US$1.00=Cdn.$1.202.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Corporation has purchased liability insurance for the directors and officers of the Corporation in an amount of $10,000,000, the first $100,000 of any claim (the first $250,000 of any claim brought by a securities holder) being deductible and payable by the Corporation. The annual premium for fiscal 2004 was $325,000. This annual premium, which has not been specifically allocated between directors as a group and officers as a group, was paid entirely by the Corporation.

COMPOSITION OF THE COMPENSATION COMMITTEE

The Compensation Committee of the board of directors was established March 3, 2005 to discharge the responsibilities of the board of directors relating to compensation of the directors and executive officers of the Corporation. The compensation committee is composed of three non-management directors, namely Messrs. Thomas D. Murphy, Chairman, James S. Gertler and Tommy Boman.

REPORT ON EXECUTIVE COMPENSATION

During the year ended December 31, 2004, there were no changes made by the Corporation to the salary payable to any of the Corporation’s senior officers, including the Chief Executive Officer.

On April 29, 2004, the board of directors granted options pursuant to the 1997 Plan to certain employees and officers of the Corporation and its subsidiaries, and to the directors of the Corporation. The option grant was based on a recommendation made by the independent directors of the Corporation following a meeting of the independent directors, and was made to provide additional incentive to such employees, officers and directors in providing their services to the Corporation and it subsidiaries.

The members of the Board of Directors, whose names are set out below, have approved the issue of the foregoing report and its inclusion in this Information Circular.

Neil S. Wechsler
Holden L. Ostrin
Henry M. Karp
James S. Gertler
Thomas D. Murphy
Jonathan J. Ginns
Sydney Sweibel
Tommy Boman

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Directors and Employees

The aggregate indebtedness to the Corporation of all employees, officers and directors and former employees, officers and directors is $110,762, of which $87,260 relates to an unsecured home-loan agreement with the Co-Chairman of the Corporation and $23,502 relates to advances to several employees. The unsecured home-loan is non-interest bearing and is repayable in annual instalments of Cdn.$17,000 through and including July 1, 2012.

Transactions with Management

The Corporation’s employment agreements with Neil S. Wechsler, Holden L. Ostrin and Henry M. Karp provide that the Corporation will pay or reimburse the officer for the premiums for a life and disability insurance policy with a minimum coverage of $5.0 million. The agreements also provide for the forgiveness of indebtedness of such officer if he leaves the employment of the Corporation for any reason. See “Executive Compensation – Executive Employment Agreements” above. The employment agreement with Gary S. Wechsler provides that the Corporation will pay or reimburse him for the premiums for a life and disability insurance policy with a minimum coverage of $3.0 million.

Mr.     Stephen J. Shaper provides the Corporation with consulting services and as a result, in fiscal 2004, the Corporation paid approximately $269,000 to a company under his control.

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on December 31, 1999 in Class “A” shares of the Corporation with the Nasdaq Composite Index for the five years ended December 31, 2004.

	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
Optimal Group Inc. Class "A" Shares	100.00	90.09	95.17	16.11	21.48	31.62
Nasdaq Composite Index	100.00	60.71	47.93	32.81	49.23	53.46

AVAILABLE INFORMATION

Financial information relating to the Corporation is provided in the Corporation’s audited consolidated financial statements and management’s discussion and analysis (MD&A) for its financial year ended December 31, 2004. The Corporation is required to furnish to its shareholders annual reports containing audited consolidated financial statements certified by its auditors in Canada, quarterly reports containing unaudited financial data for the first three quarters of each fiscal year following the end of the respective fiscal quarter, and management’s discussion and analysis (MD&A) for such annual and quarterly financial statements. The Corporation prepares its consolidated financial statements in accordance with Canadian generally accepted accounting principles (GAAP) with reconciliation to U.S. generally accepted accounting principles.

A copy of these filings may be requested at no cost, by writing or telephoning at the following address or telephone number:

Optimal Group Inc.
3500 de Maisonneuve Blvd. West, Suite 1700
Montreal, Quebec H3Z 3C1
Attention: Secretary
514)738-8885

Copies of the Corporation’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Canadian securities laws and Section 13(a) or 15(d) of the Securities Exchange Act are available free of charge on or through the Corporation’s website (www.optimalgrp.com) as soon as reasonably practicable after the Corporation electronically files the material with, or furnishes it to, Canadian securities regulators and the United States Securities and Exchange Commission. The content of the Corporation’s website does not form part of this circular.

APPROVAL OF THE CORPORATION

The content of this circular and the sending thereof has been approved by the board of directors.

Dated at Montréal, Québec, Canada, this 14th day of April 2005.

For the board of directors,

Leon P. Garfinkle
Senior Vice President
General Counsel and
Secretary